SPRINT SPECTRUM HOLDING COMPANY, L.P.
                              SPRINT SPECTRUM L.P.
                                 WIRELESSCO, L.P.
                                4717 Grand Avenue
                           Kansas City, Missouri 64112



                                                           As of August 31, 1996



American Personal Communications, Inc.
100 West Road, Suite 404
Towson, Maryland 21204

American PCS, L.P.
One Democracy Center
6901 Rockledge Drive, Suite 600
Bethesda, Maryland 20817

Gentlemen:

                  This letter agreement will confirm our mutual understandings concerning certain modifications to the following agreements:

                  (1) Second Amended and Restated Limited Partnership Agreement of American PCS, L.P. dated January 9, 1995 (the "Partnership Agreement"), between American Personal Communications, Inc. ("APC Inc."), WirelessCo, L.P. ("WirelessCo"), and The Washington Post Company (the "Post");

                  (2) APC/WirelessCo Put/Call Agreement, dated January 9, 1995 (the "Put/Call Agreement"), between APC Inc. and WirelessCo;

                  (3) WirelessCo Affiliation Agreement, dated January 9, 1995 (the "Affiliation Agreement"), between WirelessCo and American PCS, L.P. (the
                           "Partnership"); and

                  (4) letter agreement, dated July 24, 1995 (the "Letter Agreement"), between WirelessCo and the Partnership.

Certain unanticipated developments since the date of the aforesaid agreements have given rise to the need for clarification and modification of the provisions contained therein, which it is the purpose of this letter agreement to set forth.

                  Terms used herein and not otherwise defined have the meanings given to them in the Partnership Agreement.

                  1. Documentation for Existing Loans. Simultaneously with the execution and delivery of this Agreement, the Partnership and Sprint Spectrum Holding Company, L.P., a Delaware limited partnership ("SSHC"), shall enter into a Loan Agreement substantially in the form of Exhibit A-1 hereto and the Partnership shall execute and deliver to SSHC a Promissory Note substantially in the form of Exhibit A-2 hereto (collectively, the "Loan Documentation"). The Loan Documentation shall evidence, without limitation, indebtedness currently outstanding from WirelessCo to the Partnership which is being assigned by WirelessCo to SSHC pursuant to Section 2 hereof (the "Existing Loans").

                  2.       Assignment of WirelessCo Interest.

(a) Assignment and Assumption. WirelessCo hereby assigns and conveys to Sprint Spectrum L.P., a Delaware limited partnership ("SSLP"), which in turn hereby assigns and conveys to SSHC, all right, title and interest of WirelessCo in and to (i) the Partnership and under the Partnership Agreement and (ii) the Existing Loans. SSLP hereby assumes from WirelessCo, and SSHC hereby assumes from SSLP, all obligations, duties and undertakings of WirelessCo arising under or pursuant to the Partnership Agreement from and after the date hereof. SSHC hereby agrees to perform and discharge in full all such obligations, duties and undertakings. All terms, conditions, and provisions of the Partnership Agreement applicable to WirelessCo shall hereafter apply to SSHC with the same force as if the references therein to WirelessCo were instead to SSHC.

(b) Consent of APC Inc. APC Inc., in its capacity as a Group Partner, hereby approves the aforesaid transfers of WirelessCo's Interest for purposes of clause (iii)(E) of the first paragraph of Section 12.2 of the Partnership Agreement. APC Inc., in its capacity as Managing Partner, hereby (i) approves the aforesaid transfers of WirelessCo's Interest for purposes of Section 12.3(f) of the Partnership Agreement and (ii) waives in respect of the aforesaid transfers of WirelessCo's Interest the requirement for opinions of counsel under
Section 12.3(d) of the Partnership Agreement.

(c)      Representations and Warranties.

(i) WirelessCo, SSLP and SSHC hereby jointly
    and  severally  represent and warrant to APC Inc. and
    the   Partnership   that  such  transfers  have  been
    effected  in  accordance  with  the  requirements  of
    Section 12.3 of the Partnership Agreement, exclusive of Section 12.3(f).

(ii) SSHC  represents  and  warrants  to APC
     Inc. and the Partnership that it holds in excess of 99 percent of the total partnership interest of SSLP, which in turn indirectly holds substantially all of the Sprint Spectrum network operating assets.

(d) Release by APC Inc. In consideration of SSHC's assumption of all obligations, duties and undertakings of WirelessCo arising under or pursuant to the Partnership Agreement and the Loan Documentation from and after the date hereof, APC Inc. releases and discharges WirelessCo and SSLP from any and all obligations that they may have arising under or pursuant to the Partnership Agreement or the Loan Documentation on or after the date hereof, except for the obligations of WirelessCo under Sections 5.5 and 6.5 of the Partnership Agreement.

                  3.       Assignment of Affiliation Agreement.

(a) Assignment and Assumption. WirelessCo hereby assigns and conveys to SSLP all right, title and interest of WirelessCo in, to and under the Affiliation Agreement. SSLP hereby assumes from WirelessCo all obligations, duties and undertakings of WirelessCo arising under or pursuant to the Affiliation Agreement from and after the date hereof and hereby agrees to perform and discharge in full all such obligations, duties and undertakings. The Partnership hereby consents to such assignment, conveyance and assumption. All terms, conditions, and provisions of the Affiliation Agreement applicable to WirelessCo shall hereafter apply to SSLP with the same force as if the references therein to WirelessCo were instead to SSLP.

(b) Release by the Partnership. In consideration of SSLP's assumption of all obligations, duties and undertakings of WirelessCo arising under or pursuant to the Affiliation Agreement from and after the date hereof, the Partnership releases and discharges WirelessCo from any and all obligations that it may have arising under or pursuant to the Affiliation Agreement on or after the date hereof.

                  4.       Assignment of Letter Agreement.

(a) Assignment and Assumption. WirelessCo hereby assigns and conveys to SSHC all right, title and interest of WirelessCo in, to and under the Letter Agreement. SSHC hereby assumes from WirelessCo all obligations, duties and undertakings of WirelessCo under the Letter Agreement from and after the date hereof and hereby agrees to perform and discharge in full all such obligations, duties and undertakings. The Partnership hereby consents to such assignment, conveyance and assumption. All terms, conditions, and provisions of the Letter Agreement applicable to WirelessCo shall hereafter apply to SSHC with the same force as if the references therein to WirelessCo were instead to SSHC.

(b) Compliance with the Letter Agreement by SSLP. SSHC hereby agrees to procure compliance by SSLP with all terms of the Letter Agreement to the extent the same relate to obligations assumed by SSLP hereunder with respect to the Affiliation Agreement.

(c) Release by the Partnership. In consideration of SSHC's assumption of all obligations, duties and undertakings of WirelessCo arising under or pursuant to the Letter Agreement from and after the date hereof and SSHC's agreement to procure compliance of SSLP with the terms of the Letter Agreement, the Partnership releases and discharges WirelessCo from any and all obligations that it may have arising under or pursuant to the Letter Agreement on or after the date hereof.

                  5. Assignment of Put/Call Agreement. Simultaneously herewith, WirelessCo, SSHC and APC Inc. shall enter into a Novation Agreement substantially in the form of Exhibit B hereto.

                  6. Initial Buildout Completion Date. The definition of "Initial Buildout Completion Date" set forth in 1.10 of the Partnership Agreement shall be, and is hereby, amended to read in its entirety as follows:

                        "Initial Buildout Completion Date" means March 1, 1996.

                  7.       Permanent Financing.

(a) Partnership to Obtain Permanent Financing. The Partnership shall use commercially reasonable efforts to obtain appropriate third party debt financing (the "Permanent Financing") with the purpose of (i) meeting the currently projected cash needs of the Partnership and (ii) refinancing loans made by SSHC to the Partnership pursuant to Section 2.4(b) of the Partnership Agreement, other than loans made by SSHC to the Partnership pursuant to Section (A) of the fourth paragraph of the Letter Agreement. The documentation for the Permanent Financing shall expressly provide that such financing is non-recourse to the Partners. The Partnership shall not grant a security interest or Lien on the assets comprising the Local CDMA System (as defined in paragraph 12(b) hereof) unless such grant is consented to in writing by both SSHC and APC Inc. The Partnership shall use all commercially reasonable efforts to obtain the Permanent Financing on or prior to December 31, 1996. Each of APC Inc. and SSHC shall use its best efforts to provide in a timely manner all information, including business plans and financial statements, necessary to permit the Partnership to obtain the Permanent Financing.

(b) Consultation with SSHC. In connection with the placement and finalization of the Permanent Financing, the Managing Partner shall consult regularly and in good faith with SSHC, including, without limitation, as follows:

(i) the Managing Partner shall notify and brief SSHC as to the nature and extent of the financing required by the Partnership;

(ii)   SSHC   shall  be   provided   with  a
       reasonable    opportunity    after   the    aforesaid
       notification  and  briefing  to  identify  and  brief
       financial   institutions   willing  to  provide   the
       required financing; and

(iii) the Partnership  shall provide to SSHC
      a copy of the term  sheets that the  Partnership  has
      received  from  potential  providers  of the proposed
      financing   (which  providers  have  been  separately
      identified by the Partnership to SSHC prior to the execution and delivery of this letter agreement) as of September 13, 1996.

(c) SSHC Right to Consent. SSHC agrees that, notwithstanding the provisions of Section 5.1(d) of the Partnership Agreement, SSHC shall not unreasonably withhold its consent to any Permanent Financing that may be obtained by the Partnership prior to the WirelessCo Majority Period. SSHC agrees, in connection with its exercise of its rights under Section 5.1(d) of the Partnership Agreement with respect to any such Permanent Financing, to review any proposed term sheet, loan document, or other document relating to the Permanent Financing and to communicate its approval, disapproval or comments with respect thereto to the Managing Partner with sufficient promptness to permit the negotiation and closing of the Permanent Financing in a timely manner as contemplated by paragraph 7(a) hereof.

(c) Application of Proceeds of Permanent Financing. The proceeds of the Permanent Financing, whenever obtained and in whatever amount, shall be applied,
(i) first, to pay any and all outstanding principal, together with accrued but unpaid interest thereon, in respect of the Bridge Loan, (ii) second, to pay any and all outstanding principal, together with accrued but unpaid interest thereon, in respect of the Existing Loans other than the Bridge Loan, (iii) third, to pay any and all outstanding principal, together with accrued but unpaid interest thereon, in respect of other loans made by SSHC to the Partnership pursuant to Section 2.4(b) of the Partnership Agreement, other than loans made by SSHC to the Partnership pursuant to Section (A) of the fourth paragraph of the Letter Agreement, and, (iv) fourth, to the operating and other cash needs of the Partnership.

                  8. Other Third Party Financing. SSHC shall have the right to review and approve any strategy for future debt financing of the Partnership and the selection of any bank or other financial institution to provide such financing; provided, however, that SSHC shall not unreasonably withhold such approval. In connection with the placement and finalization of any such future debt financing, the Managing Partner shall consult regularly and in good faith with SSHC, including, without limitation, as follows:

(i) the Managing Partner shall notify and brief SSHC as to the nature and extent of the financing required by the Partnership;

(ii)   SSHC   shall  be   provided   with  a
       reasonable    opportunity    after   the    aforesaid
       notification  and  briefing  to  identify  and  brief
       financial   institutions   willing  to  provide   the
       required financing; and

(iii) the Partnership shall provide to SSHC a term sheet for the proposed financing from each financial institution identified by SSHC or the Partnership as a potential provider of the proposed financing and deemed likely by the Managing Partner to submit such a term sheet in a timely manner, it being understood and agreed that the Partnership will use good faith efforts to obtain a timely term sheet from each financial institution identified by SSHC.

SSHC agrees, in connection with its exercise of its rights under Section 5.1(d) of the Partnership Agreement with respect to any such future debt financing, to review any proposed term sheet, loan document, or other document relating to the financing and to communicate its approval, disapproval or comments with respect thereto to the Managing Partner with sufficient promptness to permit the negotiation and closing of such financing within a timeframe that will meet the financial needs of the Partnership.

                  9.       Bridge Loan.

(a) SSHC to Provide Bridge Loan. SSHC shall at the request of the Partnership lend to the Partnership up to $50,000,000 (the "Bridge Loan") in excess of Budgeted Cash Requirements in accordance with and pursuant to the provisions of Section 2.4(c)(iii) of the Partnership Agreement. Such amount shall be provided to the Partnership as a loan and not as an Additional Capital Contribution. The Bridge Loan shall be made pursuant to the Loan Documentation.

(b) Delay in Repayment of Bridge Loan. In the event that the Bridge Loan is not repaid (pursuant to the provisions of paragraph 7(c) hereof or otherwise) in full, together with accrued interest thereon and any other amounts that may be payable by the Partnership with respect thereto, by immediately prior to the close of business on December 31, 1996 (such time, the "Repayment Time"), (i) the Managing Partner shall be deemed for purposes of the provisions of Section 2.4(c)(iii) of the Partnership Agreement to have issued as of the Repayment Time an Additional Cash Notice (the "Repayment Cash Notice") setting forth Additional Cash Requirements in an amount equal to that required to repay the Bridge Loan, together with all accrued but unpaid interest thereon and any other amounts that may be payable by the Partnership with respect thereto, immediately upon the issuance of such Additional Cash Notice and (ii) SSHC shall be deemed for purposes of the provisions of Section 2.4(c)(iii) of the Partnership Agreement to have issued simultaneously with the deemed issuance of the Repayment Cash Notice a Funding Notice in respect of the Repayment Cash Notice stating that SSHC will fund the Additional Cash Requirements set forth in the Repayment Cash Notice in their entirety in the form of an Additional Capital Contribution pursuant to Section 2.3(c)(i) of the Partnership Agreement. All funding obligations of SSHC and any Partner that may elect to make an Additional Capital Contribution pursuant to Section 2.3(c)(ii) of the Partnership Agreement in respect of the Repayment Cash Notice shall, notwithstanding any provisions of the Partnership Agreement to the contrary, fall due at the Repayment Time. Upon the deemed issuance of the Repayment Cash Notice, (i) the Partnership shall pay to SSHC as a payment in respect of the Bridge Loan such amount, if any, as the Partnership has received from Partners other than SSHC as Additional Capital Contributions pursuant to Section 2.3(c)(ii) of the Partnership Agreement in respect of the Repayment Cash Notice and (ii) such portion of principal, interest and any other amounts that may be payable by the Partnership with respect to the Bridge Loan as remains unpaid after application of any payments made by the Partnership to SSHC pursuant to clause (i) of this sentence shall be treated for all purposes as an Additional Capital Contribution by SSHC pursuant to Section 2.3(c)(i) of the Partnership Agreement (and the obligations of the Partnership in respect of repayment of such amounts to SSHC in respect of the Bridge Loan shall be terminated).

(c) Application of Payments by the Partnership. Any payment made by the Partnership on or after the date hereof in respect of loans made by SSHC to the Partnership pursuant to Section 2.4 of the Partnership Agreement shall be applied first to accrued but unpaid interest and outstanding principal in respect of the Bridge Loan.

(d) Nature of Obligations. SSHC's obligations pursuant to this paragraph 9 are in addition to, and not by way of limitation of, any other obligations it may have to provide funding to the Partnership, including such obligations in this regard as it my have under the Letter Agreement.

                  10.      Required Approvals.

                  Section 5.1(d)(ii) of the Partnership Agreement shall be, and is hereby, amended to read in its entirety as follows:

                           (ii) Subject to Section 8.2(b), during the period beginning on the Initial Buildout Completion Date and ending on the earlier to occur of the first anniversary of the Initial Buildout Completion Date and the beginning of the WirelessCo Majority Period, no action may be taken by the Managing Partner or the Partnership otherwise than with the prior written consent of SSHC in connection with (A) any of the matters listed on Schedule 5.1(d)(ii) hereto, (B) the entry of the Partnership into any contract, agreement, relationship or transaction having a duration in excess of ten years, or (C) any action that may cause the Partnership to deviate from a business devoted solely and exclusively to the purpose set out in Section 1.3(a) hereof.

                  11.      Employee Matters

                           (a)      Employee Benefit Plans.

                           (i) SSHC, SSLP and the Partnership shall cooperate as
                  necessary (A) to cover, by January 1, 1997, the Partnership's employees under employee benefit plans offered by the Partnership that are in form and substance substantially identical to those employee benefit plans offered by SSLP to its employees and (B) to terminate by January 1 of the year following the year in which SSHC's partnership interest in the Partnership exceeds 50 percent or such other percentage as may be required by law or the provisions of SSLP's employee benefit plans prospective coverage of the Partnership's employees under employee benefit plans then offered by the Partnership to its employees.

                           (ii) The Partnership shall reimburse SSHC or SSLP, as
                  appropriate,  for all Direct Costs (as such term is defined in
                  Section 13.1 of the Affiliation Agreement) incurred by SSHC or SSLP, as the case may be, or their controlled affiliates in providing the benefits contemplated by clause (i) of this paragraph (a) to Partnership employees. In no event will the Partnership be required to reimburse SSHC or SSLP pursuant to the foregoing sentence for Direct Costs that constitute Reimbursable Costs for purposes of Article 13 of the Affiliation Agreement unless SSHC or SSLP designate such cost as a Direct Cost of providing the said benefits and such cost is removed from Reimbursable Costs charged to affiliates. As an example, SSHC or SSLP can designate the salary and benefits paid to a full-time benefits coordinator whose sole responsibility is to administer the said benefits to Partnership employees as a Direct Cost rather than a Reimbursable Cost.

                           (iii) SSHC or SSLP,  as the case may be,  will not be
                  required to provide, and the Partnership will not be required to accept, any of the benefits contemplated by clause (i) of this paragraph (a) if (A) the cost of so providing such benefits is commercially unreasonable or (B) providing such benefits is prohibited by federal, state or local law, including, without limitation, the Employee Retirement Income Security Act of 1974.

(b) Employee Retention Plan. The Partnership, in consultation with SSHC, shall develop an employee retention plan to foster retention by the Partnership of its key employees.

(c) Employment Agreements. The Partnership, SSHC and APC Inc. shall cooperate in good faith to offer appropriate long-term employment agreements, upon terms mutually acceptable to SSHC and APC Inc., to each of the 12 employees named on Attachment 3 hereto (the "Partnership Executives") within 30 days after the date of this letter agreement. The aforesaid employment agreements shall include, without limitation, provisions relating to the continuity of management upon a change in control of the Partnership, compensation and severance arrangements, and noncompetition covenants. SSHC and APC Inc. shall use their best efforts over the six months following the date of this letter agreement to cause the Partnership to negotiate and enter into the employment agreements contemplated by the foregoing sentence with the Partnership Executives.

d) Non-Solicitation of Partnership Executives by APC Inc. APC Inc. agrees that it will not, without the prior written consent of SSHC, hire any of the Partnership Executives, as employees, consultants, agents or otherwise, while APC Inc. is, and for one year after APC Inc. ceases to be, a Partner; provided, however, that nothing herein shall limit the ability of W. Scott Schelle to serve as an uncompensated director and officer of APC Inc.

                  12.      Air Interface Technology Standard.

(a) Adoption of CDMA Air Interface Technology Standard. The parties acknowledge and agree, for purposes of the terms of the Letter Agreement, that as of the date hereof SSLP, as the successor to WirelessCo under the Affiliation Agreement, has adopted the CDMA network air interface technology standard as the WirelessCo network air interface technology standard and that such network air interface technology standard is a network air interface technology standard other than GSM.

(b) Construction of Local CDMA System. The Partnership shall proceed forthwith to design and construct a CDMA network (the "Local CDMA System") for the Washington-Baltimore MTA in compliance with the provisions of the Affiliation Agreement. Within 30 days following the date on which all of the criteria set forth in Attachment 1 hereto have been satisfied, the Partnership shall initiate commercial marketing and use of the Local CDMA System. In its discretion, the Partnership may initiate commercial marketing and use of the Local CDMA System prior to the date on which all of the criteria set forth in Attachment 1 hereto have been satisfied so long as such earlier commercial marketing and use of the Local CDMA System will not adversely affect customer perception of the quality of CDMA services offered by the Partnership or by other affiliates of the WirelessCo Network (as such term is defined in the Affiliation Agreement). The date on which the Partnership initiates commercial use of the Local CDMA System is hereinafter referred to as the "CDMA Start Date".

(c)      SSLP Advice and Assistance.

                                    (i) The parties  acknowledge  and agree that
                           SSLP has developed significant experience and expertise in designing CDMA networks, access to which experience and expertise will be of value to the
                           Partnership in connection with the Partnership's design, construction, marketing and operation of the Local CDMA System. The Partnership shall consult in good faith with SSLP regarding all aspects of the design, construction, marketing and operation of the Local CDMA System. SSLP shall make available to the Partnership, at no cost or expense to the Partnership other than reimbursement by the Partnership of SSLP's direct out-of-pocket expenses pursuant to the provisions of clause (ii) of this paragraph (c), such information and assistance, including access to and assistance from SSLP personnel and consultants with requisite experience and expertise, as the Partnership may reasonably request in connection with the design, construction, marketing and operation of the Local CDMA System. Notwithstanding the foregoing provisions of this clause (i), SSLP shall not be required to devote any more time and effort to providing the required information and assistance to the Partnership than SSLP devotes to similar matters in its own business or to devote time and effort at a level that unreasonably interferes with the ability of SSLP to conduct its own business.

                                    (ii) The  Partnership  shall  reimburse SSLP
                           for any and all direct out-of-pocket expenses, including, without limitation, expenses relating to travel, employee overtime, supplies and materials, and consultant's fees, as SSLP may incur in connection with the provision of information and assistance to the Partnership pursuant to clause (i) of this paragraph (c). SSLP shall invoice all such reimbursable expenses on a monthly basis and shall, in connection with each such invoice, provide such supporting documentation for such expenses as the Partnership may reasonably request.

(d) Termination of GSM Services. The Partnership shall cease to sell GSM services to new customers (including, without limitation, new resellers) on the later to occur of (A) November 1, 1997, and (B) the CDMA Start Date. In addition, the Partnership shall not enter into any roaming or resale agreement unless pursuant to the terms of such agreement it can be terminated upon the Partnership's or SSHC's, as the case may be, decision to cease operation of the GSM network. The provisions of the foregoing sentence shall not limit the ability of the Partnership to continue to offer GSM service to those GSM customers that it has as of the date it is required to cease to sell GSM services to new customers.

(e)      Writeoff Equipment.

                                    (i)  Section  2(c)  of  Exhibit  17.1 of the
                           Affiliation Agreement shall be of no further force or effect.

                                    (ii) The Partnership shall deliver to SSHC a
                           notice (the "Tax Treatment Notice") as follows: (A) with respect to Existing Writeoff Equipment (as hereinafter defined), within 30 days following the CDMA Start Date; and, (B) with respect to New Writeoff Equipment (as hereinafter defined), within 30 days following the acquisition of such equipment. Each Tax Treatment Notice shall set forth each relevant item of Writeoff Equipment (as hereinafter defined), the original cost of such item for federal tax purposes, the tax depreciation taken by the Partnership on such item through the date of the Tax Treatment Notice, the method then being used by the Partnership to calculate future tax depreciation for the item, and a schedule of future tax depreciation for the item. SSHC shall have 20 days to review each Tax Treatment Notice and may, within such period, object, in writing, to any items in the Tax Treatment Notice which do not match the books and records of the Partnership or which are not in compliance with then-existing tax depreciation rules and regulations regarding regular MACRS using the declining balance depreciation method, if available, over the customary applicable recovery period. The Partnership and SSHC shall work diligently in good faith to resolve any objections raised by SSHC. Any disputes that the Partnership and SSHC are unable to resolve shall be submitted to a mutually agreed, independent, nationally recognized accounting firm; and the decision of such accounting firm shall be conclusive and binding on the Partnership and SSHC. Once appropriate treatment of all items set forth in the notice is agreed to between the parties or resolved pursuant to the foregoing sentence, such information shall constitute the "Writeoff Information." During the WirelessCo Majority Period, for so long as APC Inc. remains a Group Partner, the Partnership shall not deliver a Tax Treatment Notice or agree to Writeoff Information unless APC Inc. has approved the contents thereof in writing.

                                    (iii) Beginning on the CDMA Start Date, SSHC
                           shall pay to the Partnership on the first day of each calendar month 50 percent of the tax depreciation claimed by the Partnership with respect to the Writeoff Equipment for the previous month (pro rated for any partial month on the basis of the number of days elapsed in a 30-day month), as determined in accordance with the Writeoff Information. The obligation of SSHC to make payments pursuant to the foregoing sentence of this clause (iii) shall terminate, (A) as to any single item of Writeoff Equipment, when such item is taken out of service by the Partnership and, (B) as to all Writeoff Equipment, on the date the Partnership gives the notice contemplated by clause (v) of this paragraph
                           (e). In consideration of the payments contemplated by this clause (iii), on and after the CDMA Start Date, SSHC shall, notwithstanding the provisions of paragraph 12(d) hereof, have the right by notice delivered to the Managing Partner in accordance with the provisions of the Partnership Agreement to cause the Partnership to add subscribers to its GSM system on commercially reasonable terms, provided that such addition of subscribers will not materially adversely affect existing GSM system customers.

                                    (iv) Thirty days following the date when any
                           Writeoff Equipment is taken out of service by the Partnership, SSHC shall pay to the Partnership an amount equal to the Partnership's adjusted tax basis, as determined in accordance with the Writeoff Information, in such Writeoff Equipment on the date when the Writeoff Equipment was taken out of service; provided, however, that such amount shall not be less than $1.00.

                                    (v) At such  time  as the  total  number  of
                           Active Subscribers (as hereinafter defined) on the Partnership's GSM network falls below 75,000, the Partnership shall promptly notify SSHC of such fact. Within 30 days of the date of such notice, SSHC shall pay to the Partnership an amount equal to the Partnership's adjusted tax basis, as determined in accordance with the Writeoff Information, as of the date of the aforesaid notice in all of the Writeoff Equipment then owned by the Partnership; provided, however, that such amount shall not be less than $1.00.

                                    (vi)  At  such   time  as  the   Partnership
                           receives payment for any Writeoff Equipment pursuant to clause (iv) or (v) of this paragraph (e), the Partnership shall transfer to SSHC all of the Partnership's right, title and interest to such Writeoff Equipment and, subject to the provisions of paragraph 12(f)(i) hereof, shall deliver (as soon as practicable following the receipt of such payment) such Writeoff Equipment to SSHC, at the expense of SSHC, in accordance with the instructions of SSHC.

(f)      Continuation of GSM Services.

                                    (i) The  Partnership and SSHC may agree that
                           the Partnership will continue to offer service to subscribers on its GSM network notwithstanding any payment that may be made to the Partnership by SSHC pursuant to paragraph 12(e)(v). In the event that, and for so long as, the Partnership and SSHC agree that the Partnership should continue to offer service on its GSM network pursuant to the foregoing sentence, (A) SSHC shall make such Writeoff Equipment as has not been taken out of service by the Partnership available to the Partnership for purposes of allowing the Partnership to continue to operate its GSM network and (B) the Partnership shall pay to SSHC on the last day of each February, May, August and November thereafter an amount equal to (x) the Partnership's gross revenues (determined in accordance with GAAP (as defined in the Affiliation Agreement) on a cash basis), net of federal, state and local taxes imposed on or collected by the Partnership in respect of such revenues, from the Partnership's GSM network for the immediately preceding calendar quarter less (y) the product of
                           (1) the Operating Costs (as hereinafter defined) incurred by the Partnership in connection with the operation of its GSM network during the immediately preceding calendar quarter, multiplied by (2) 1.20.

                                    (ii) In the event the Partnership  continues
                           to offer service on its GSM network to subscribers on March 1, 2001, and the number of Active Subscribers on such date is greater than 200,000, (A) the obligations of SSHC pursuant to paragraph 12(e)(iv) and (v) shall thereupon terminate and (B) the Partnership shall pay to SSHC an amount equal to all payments previously made by SSHC to the Partnership pursuant to paragraph 12(e)(iii) and 12(g) hereof. The amount of any such payment shall be reflected in the Annual Budget for 2001. Such payment shall be payable by the Partnership to SSHC on March 31, 2001, or, in the event the Partnership does not have sufficient funds on hand on March 31, 2001, to permit it to make such payment in a manner compatible with the ongoing conduct of the Partnership's normal business operations, on such date as the Partnership, in compliance with the procedures set forth in
                           Section 2.5(a) of the Partnership Agreement, receives Additional Capital Contributions in an amount adequate to permit it to make such payment in a manner compatible with the ongoing conduct of the Partnership's normal business operations.

                                    (iii)  After  the  CDMA  Start   Date,   the
                           Partnership shall not operate its GSM network in a manner that adversely affects the ability of the Partnership to offer and expand service over its CDMA-based network so as to meet and maximize demand for service over that network.

(g) GSM  Installation Costs.

                                    (i) Section (C) of the fourth  paragraph  of
                           the Letter Agreement shall be of no further force or effect.

                                    (ii) The Partnership  will deliver to SSHC a
                           notice (the "Installation Cost Notice") within 30 days following the CDMA Start Date. The Installation Cost Notice shall set forth in detail the amount of each cost directly incurred in connection with the installation of the Writeoff Equipment and the date on which each such cost was incurred. SSHC shall have 20 days to review the Installation Cost Notice and may, within such period, review the books and records of the Partnership and otherwise verify such costs and object, in writing, to any costs in the Installation Cost Notice that (A) do not match the books and records of the Partnership or (B) have been otherwise recovered by the Partnership (for example, by capitalization in the tax basis of the Writeoff Equipment). The Partnership and SSHC shall work diligently in good faith to resolve any objections raised by SSHC. Any disputes that the Partnership and SSHC are unable to resolve will be submitted to a mutually agreed, independent, nationally recognized accounting firm for resolution; and the resolution of such accounting firm shall be conclusive and binding on the Partnership and SSHC. The aggregate costs agreed to between the Partnership and SSHC, or resolved pursuant to the foregoing two sentences, shall constitute "Installation Costs".

                                    (iii) Within  either 20 days after  delivery
                           of the Installation Cost Notice (if SSHC has no objection to any costs) or 10 days after resolution pursuant to the preceding paragraph (if SSHC objects to any costs), SSHC shall pay to the Partnership an amount equal to the Installation Costs net of tax benefits associated with the deductions attributable to such Installation Costs, which tax benefits will be calculated by multiplying the Installation Costs by 0.40.

(h) Limits on Conversion of GSM Customers. Prior to the WirelessCo Majority Period, the Partnership shall make no concerted effort to convert its GSM customers to CDMA service except that the Partnership may offer its corporate account customers the opportunity to convert from GSM service to CDMA service. The provisions of this paragraph (h) are not intended, and shall not be construed so as, to limit or qualify in any way the obligations of SSHC pursuant to Section (E) of the fourth paragraph of the Letter Agreement.

(i)  Loans Made Pursuant to the Letter Agreement.

                                    (i) Notwithstanding any provision of Section
                           2.4(c)(iii)  of  the  Partnership  Agreement  to  the
                           contrary,   any   amount   loaned   by  SSHC  to  the
                           Partnership pursuant to Section (A) of the fourth paragraph of the Letter Agreement (A) shall be made to the Partnership at an interest rate equal to an average, weighted based on the portion of currently committed facility amounts that are, pursuant to current business plans of SSHC and its affiliates, to be used by SSHC and its affiliates for the purpose of financing CDMA infrastructure, between (x) the interest rates and fees applicable to the credit facility being provided to SSLP and its affiliates by Lucent Technologies, Inc. ("Lucent") and (y) the interest rates and fees applicable to the credit facility being provided to SSLP and its affiliates by the banking syndicate headed by Chase Manhattan Bank, N.A. and (B) shall be (as to both principal and interest) pari passu, in right and time of payment and security, to any Permanent Financing, any financing constituting a replacement for or refinancing of Permanent Financing, or any financing related to capitalized leases entered into by the Partnership in the ordinary course of its business. For purposes of the provisions of the foregoing sentence, "fees" includes commitment fees, origination fees, and other fees, however denominated, applicable to the borrowing of funds under the specified credit facility, which fees shall be allocated evenly over the entire committed amount of the credit facility, and interest rates and fees shall be those set forth in the executed commitment letter relating to the specified credit facility.

                                    (ii)  Interest  payable  by the  Partnership
                           with respect to any loan made by SSHC to the Partnership pursuant to Section (A) of the fourth paragraph of the Letter Agreement shall be forgiven for any portion of the period between the date on which the Local CDMA System meets the criteria set forth in Attachment 2 hereto and the CDMA Start Date that is in excess of 60 days.

                                    (iii)  SSHC shall not be  obligated  to make
                           loans to the Partnership contemplated by Section (A) of the fourth paragraph of the Letter Agreement until appropriate notes and other documentation, in form and substance satisfactory to the parties in their reasonable judgment, evidencing such indebtedness of the Partnership to SSHC have been executed by the Partnership and delivered to SSHC. SSHC and the Partnership agree to cooperate in good faith to finalize such documentation on a schedule that will permit loans contemplated by Section (A) of the fourth paragraph of the Letter Agreement to be made by SSHC to the Partnership in a timely manner. The parties acknowledge and agree that the documentation contemplated by this clause (iii) will be in form and substance substantially identical to the Loan Documentation with such changes thereto as may be necessary to reflect changed circumstances and terms and provisions contemplated by this Agreement.

                                    (iv) SSHC may sell or securitize  such loans
                           contemplated by Section (A) of the fourth paragraph of the Letter Agreement as it may from time to time make to the Partnership provided that the Partnership is not required by virtue of any such sale or securitization to make any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other law, rule or regulation made or administered by the Securities and Exchange Commission.

(j) Definitions. For purposes hereof, the following terms have the meanings given to them below:

                                    (i) "Active  Subscriber"  means a subscriber
                           (whether directly or through a reseller, but not as a roamer) to GSM services offered by the Partnership
                           (A) who is not more than 60 days in arrears with respect to any bill rendered to such subscriber by the Partnership and (B) who has utilized airtime on the Partnership's GSM network during at least two of the three most recently ended calendar months. Any subscriber added to the Partnership's GSM system in contravention of the provisions of paragraph 12(d) hereof (including, without limitation, pursuant to the provisions of the last sentence of paragraph 12(e)(iii) hereof) otherwise than with the written consent of all Partners shall not be deemed an Active Subscriber.

                                    (ii) "Existing Writeoff Equipment" means any
                           equipment (including any computer software utilized in the operation of such equipment) existing on the books and records of the Partnership as of the CDMA Start Date that the Partnership would at any time be required (pursuant to GAAP) to write off due to the adoption by SSLP of the CDMA network air interface technology standard as the SSLP network air interface technology standard (assuming, for purposes of determining what equipment the Partnership would be required to write off, that in connection with the adoption by SSLP of the CDMA network air interface technology standard as the SSLP network air interface technology standard the Partnership was required to terminate service on its GSM network as of the CDMA Start Date);

                                    (iii)  "New  Writeoff  Equipment"  means any
                           equipment (including any computer software utilized in the operation of such equipment) acquired by the Partnership after the CDMA Start Date that if owned by the Partnership on the CDMA Start Date would have constituted Existing Writeoff Equipment;

                                    (iv)  "Operating   Costs"  means  all  costs
                           associated with the operation and support of the Partnership's GSM network that would not have been incurred if the Partnership's GSM network had not been operating, including, without limitation, (A) all back office support systems (such as, by way of example and not limitation, billing, customer care and collections), (B) maintenance, (C) interconnection, long distance, operator service, directory assistance and other charges payable by the Partnership to third parties, and (D) a portion of the Partnership's management overhead expenses
                           (including, without limitation, affiliation fees) equal to the aggregate management overhead expenses incurred by the Partnership for the relevant period multiplied by a fraction the numerator of which is the Partnership's direct costs (determined in accordance with the GAAP on a cash basis) attributable to the Partnership's GSM network for the relevant period and the denominator of which is the Partnership's aggregate direct costs (determined in accordance with GAAP on a cash basis) for the relevant period; and

                           (v) "Writeoff Equipment" means, collectively, Existing Writeoff Equipment and New Writeoff Equipment.

                  13. Consent to Acquisition by APC, Inc. of the Post's Interest. The parties hereto acknowledge and agree that APC Inc. acquired the entire remaining Interest of the Post, such Interest constituting a 1 1/2 percent Interest, on March 22, 1996. The parties acknowledge that such Transfer may, as a result of a prior termination of WirelessCo within the meaning of
Section 708 of the Code, have resulted in the termination of the Partnership within the meaning of Section 708 of the Code and would therefore, in the absence of the approval of the Managing Partner, have been prohibited by virtue of the provisions of Section 12.3(f) of the Partnership Agreement. APC Inc., as Managing Partner, hereby approves, to be effective as of March 22, 1996, the aforesaid Transfer of the Post's Interest for purposes of Section 12.3(f) of the Partnership Agreement, and SSHC hereby consents to such approval. The approval of APC Inc. and consent of SSHC set forth in the foregoing sentence are limited to the provisions of Section 12.3(f) of the Partnership Agreement and are not intended and shall not be construed to in any way affect the obligation of the Post and APC Inc. and its transferees to comply and have complied with each and every other provision of the Partnership Agreement.

                  14. Consent to Transfer of APC Inc. Partnership Interest. APC Inc. may hereafter decide to Transfer its Interest to a Subsidiary to be formed by it or its stockholders and third parties yet to be identified. The parties acknowledge that such Transfer may result in the termination of the Partnership within the meaning of Section 708 of the Code and would therefore, in the absence of the approval of the Managing Partner, be prohibited by virtue of the provisions of Section 12.3(f) of the Partnership Agreement. APC Inc., as Managing Partner, hereby approves the aforesaid Transfer of its Interest for purposes of Section 12.3(f) of the Partnership Agreement provided that the Transfer occurs within 18 months of the date of this Agreement, and SSHC hereby consents to such approval. The approval of APC Inc. and consent of SSHC set forth in the foregoing sentence are limited to the provisions of Section 12.3(f) of the Partnership Agreement and are not intended and shall not be construed to in any way affect the obligation of APC Inc. and its transferees to comply with each and every other provision of the Partnership Agreement.

                  15. APC Inc. Stock Appreciation Rights. The Partnership Agreement shall be, and is hereby, amended as follows:

(a) Amendment to Section 1.10 of the Partnership Agreement. The following definition is added to Section 1.10 of the Partnership Agreement:

                                    "Stock Appreciation  Rights" means all stock
                           appreciation or similar rights that are (a) from time to time granted by APC to employees of the Partnership and (b) the sole and exclusive liability of APC (and not the Partnership).

(b)     Amendment to Section 2.8 of the Partnership Agreement.  A new subsection
(d) is added to the end of Section 2.8 of the Partnership Agreement, such new subsection to read in its entirety as follows:

                                    (d)(i)  For  income  tax  purposes  and  for
                           purposes of this Agreement, any payments made by APC to a holder of Stock Appreciation Rights pursuant to the exercise of such Stock Appreciation Rights (A) shall be treated as (1) a Capital Contribution by APC to the Partnership in the amount of such payment, followed by (2) a payment of such amount by the Partnership to such holder pursuant to such exercise, but (B) shall not constitute or be deemed to constitute for any purpose an Additional Capital Contribution.

                                    (ii) For financial accounting purposes,  any
                           accruals made on the books of the Partnership for expenses associates with Stock Appreciation Rights
                           (A) will be treated as a Capital Contribution by APC Inc. to the Partnership in the amount of such accrual, but (B) shall not constitute or be deemed to constitute for any purpose an Additional Capital Contribution.

(c)     Amendment to Section 3.3 of the Partnership Agreement.  A new subsection
(i) is added to the end of Section 3.3 of the Partnership Agreement, such new subsection to read in its entirety as follows:

                                    (i)  Special  Allocation  of  Deductions  or
                           Losses Attributable to Stock Appreciation Rights. Any deductions or losses associated with Stock Appreciation Rights (including deductions associated with amounts treated as paid by the Partnership pursuant to Section 2.8(d)) shall be allocated entirely to APC.

(d) Intended Effect. The parties acknowledge and agree that it is their intent that the capital contribution and allocation contemplated by the amendments to the Partnership Agreement that are set forth in this paragraph 15 will, when matched, result in (i) no net change to APC Inc.'s Capital Account and (ii) no adjustment in the Percentage Interests of the Partners.

                  16.      First Year FCC Payments.

(a) Amendment to Put/Call Agreement. Section 3 of the Put/Call Agreement shall be, and is hereby, amended to read in its entirety as follows:

                           If APC (i)  has  delivered  a  notice  to  WirelessCo
                  pursuant to the second proviso of Section 2.3(a) of the Partnership Agreement or (ii) has failed to make all or any part of an Additional Capital Contribution required under
                  Section 2.3(a) of the Partnership Agreement on or before the date such contribution was due, APC shall have the right and shall be obligated (except with respect to any Additional Capital Contributions, up to a maximum aggregate amount of $8,000,000, that relate to FCC Interest Payments falling due on or prior to the first anniversary of the date on which the first FCC Interest Payment is due) immediately to exercise any put rights under Section 2 of this Agreement (regardless of whether such put rights would otherwise then be exercisable) to the extent necessary to fund such contribution.

(b) Amendment to Partnership Agreement. The first sentence of Section 3.3(h) of the Partnership Agreement shall be, and is hereby, amended to read in its entirety as follows:

                           The  deduction  for  interest  paid or accrued on the
                  obligation of the Partnership to make the FCC Interest Payments (excluding original issue discount imputed in the current year that relates to such FCC Interest Payments) shall be specially allocated to the Partner which makes, or is required to make, the associated contribution to the Partnership to pay such FCC Interest Payments.


                  17.      Breach of Put/Call Agreement.

(a) Amendments to Partnership Agreement. The Partnership Agreement shall be, and is hereby, amended as follows:

                                    (i)  The following definitions are added to
                                         Section 1.10 of the Partnership
                                         Agreement:

                                            "Put/Call   Agreement"   means  that
                                    certain APC/WirelessCo Put/Call Agreement, dated January 9, 1995, between APC and WirelessCo.

                                            "Put/Call  Breach" means a breach by
                                    WirelessCo  of  its  obligations  under  the
                                    Put/Call   Agreement   that  has   continued
                                    uncured  for thirty (30) days after the date
                                    written  notice  thereof  has been  given to
                                    WirelessCo by APC;  provided that if, within
                                    thirty  (30)  days  after  the date  written
                                    notice  of such  breach  has  been  given to
                                    WirelessCo  by APC,  WirelessCo  delivers to
                                    APC written  notice (the  "Put/Call  Contest
                                    Notice")  that it  contests  such  notice of
                                    breach,  such breach shall not  constitute a
                                    Put/Call   Breach   unless  and  until  (and
                                    assuming that such breach or default has not
                                    theretofore  been cured in full and that any
                                    applicable cure period has expired) there is
                                    a   Put/Call   Final    Determination   that
                                    WirelessCo's actions or failures to act constituted such a breach.

                                            "Put/Call Final Determination" means
                                    a final judicial determination, not subject to further appeal, by a court of competent jurisdiction.

                                    (ii)  The   definition   of  "FCC   Interest
                           Payments" set forth in Section 1.10 of the Partnership Agreement is amended to read in its entirety as follows:

                                            "FCC  Interest  Payments"  means the
                                    amount of the FCC Payments designated by the FCC as the interest portion thereof.

                                    (iii) The third  paragraph of Section 2.7 of
                           the Partnership Agreement is amended to read in its entirety as follows:

                                            An election by a Partner to purchase
                                    all  or any  portion  of  another  Partner's
                                    Interest  pursuant to Sections 11, 11A, 12.4
                                    or 14.7 shall also constitute an election to
                                    purchase  an   equivalent   portion  of  any
                                    outstanding   Partner  Loans  held  by  such
                                    selling Partner, and each purchasing Partner
                                    shall be  obligated to purchase a percentage
                                    of  such   Partner   Loans   equal   to  the
                                    percentage of the selling Partner's Interest
                                    such  purchasing  Partner  is  obligated  to
                                    purchase   for  a   price   equal   to   the
                                    outstanding principal and accrued and unpaid interest on such Partner Loans through the date of the closing of such purchase (except in the case of a transfer pursuant to
                                    Section 12.4, in which case the terms of the Purchase Offer shall apply).

                                    (iv)  Section  5.1(d)  of  the   Partnership
                           Agreement is amended by adding a new clause (iv) thereto, which new clause shall read in its entirety as follows:

                                            (iv) Any  decision  that may be made
                                    by the Partnership as to whether to exercise
                                    its   right  to   terminate   that   certain
                                    WirelessCo  Affiliation   Agreement,   dated
                                    January 9, 1995,  between WirelessCo and the
                                    Partnership,  as from time to time  amended,
                                    pursuant to an Event of Termination (as such
                                    term is defined in said  agreement)  arising
                                    under Section  14.3(g) of the said agreement
                                    shall  be made for the  Partnership  by APC,
                                    and APC shall have the right to take any and
                                    all   actions  for  and  on  behalf  of  the
                                    Partnership that may be necessary to effect such termination.

                                    (v)  Section 11.5 of the Partnership
                                         Agreement is amended to read in its
                                         entirety as follows:

                                            11.5     Extension of Time.

                                            If  any   Transfer  of  a  Partner's
                                    (including any Special  Limited Partner only
                                    for purposes of Section 12 or 14.7) Interest
                                    in  accordance   with  this  Section  11  or
                                    Section   11A,  12  or  14.7   requires  the
                                    consent,  approval, waiver, or authorization
                                    of  any  Governmental  Authority  or of  the
                                    stockholders  of a  Partner  (including  any
                                    Special Limited Partner only for purposes of
                                    Section 12 or 14.7) or any of its Affiliates
                                    as a  condition  to  the  lawful  and  valid
                                    Transfer of such  Partner's  Interest to the
                                    proposed  transferee  thereof,  then each of
                                    the time periods provided in this Section 11
                                    or Section 11A, 12 or 14.7,  as  applicable,
                                    for the  closing of such  Transfer  shall be
                                    suspended  for the  period  of  time  during
                                    which any such consent, approval, waiver, or
                                    authorization is being  diligently  pursued;
                                    provided,  however,  that in no event  shall
                                    the  suspension of any time period  pursuant
                                    to this  Section  11.5  extend for more than
                                    three  hundred  sixty-five  (365) days other
                                    than in the case of a purchase of an Adverse
                                    Partner's Interest.  Each Partner (including
                                    any  Special   Limited   Partner   only  for
                                    purposes  of Section  12 or 14.7)  agrees to
                                    use its diligent  efforts  (which shall not,
                                    with respect to any Special Limited Partner,
                                    be   required  to  include   incurring   any
                                    out-of-pocket  expenses unless such expenses
                                    are  reimbursed  by  the   Partnership)   to
                                    obtain, or to assist the affected Partner or
                                    the Managing Partner in obtaining,  any such
                                    consent,  approval, waiver, or authorization
                                    and  shall  cooperate  and use its  diligent
                                    efforts   to   respond   as    promptly   as
                                    practicable to all inquiries received by it,
                                    by the  affected  Partner or by the Managing
                                    Partner from any Governmental  Authority for
                                    initial   or   additional   information   or
                                    documentation in connection therewith.

                                    (vi) A new section, to be designated Section
                           11A, is added to the Partnership Agreement, which section reads in its entirety as set forth on Exhibit C hereto.

                                    (vii)  Section 14.1(a)(i) of the Partnership
                                           Agreement is amended to read in its
                                           entirety as follows:

                                            (i)  The sale of all or
                                             substantially all of the Property,
                                             including, without limitation,
                                             pursuant to Section 11A.3 hereof;

(b) Amendments to Affiliation Agreement. The Affiliation Agreement shall be, and is hereby, amended as follows:

                                    (i)   Section   14.3   of  the   Affiliation
                           Agreement is amended by adding thereto a new subsection, to be designated subsection (g), as follows:

                                            Section 14.3      Events of
                                            Termination.  The occurrence of any
                                            of the following events shall be
                                            deemed an "Event of Termination":
                                    .

                                                     (g) Put/Call Breach. At the
                                            election of APC, L.P., if a Put/Call
                                            Breach (as  defined in that  certain
                                            Amended   and    Restated    Limited
                                            Partnership  Agreement of APC, L.P.,
                                            dated  as of  January  9,  1995,  as
                                            amended   from  time  to  time  (the
                                            "Partnership     Agreement"))    has
                                            occurred and is continuing  and APC,
                                            Inc. has elected  pursuant to and in
                                            accordance with Section  11A.1(a) of
                                            the    Partnership    Agreement   to
                                            exercise its remedies  under Section
                                            11A.1(a)(i),  (iii)  or  (iv) of the
                                            Partnership Agreement.

                                    (ii)  Section 14.4 of the Affiliation
                                    Agreement is amended to read in its entirety as follows:

                                            Section 14.4 Effect of  Termination.
                                    Upon   the   occurrence   of  an   Event  of
                                    Termination,  all  right and  obligation  of
                                    each  Party  under  this   agreement   shall
                                    immediately   thereafter  cease;   provided,
                                    however, that the provisions of this Section
                                    14.4 and Sections 16.1, 16.2 and 16.3 shall survive any termination of this Agreement, and further provided, that (a) the payment obligations under Article 13 shall survive any termination of this Agreement if, and to the extent, any Reimbursable Costs, Direct Costs, or Affiliation Fees have accrued or are otherwise due and owning from APC, L.P. to WirelessCo as of the date of termination of this Agreement and (b) obligations of WirelessCo to make payments to or reimburse APC, L.P. under Section 2(b) and (c) and
                                    Section 4(c) of Exhibit 17.1 hereto shall survive any termination of this Agreement.

                  17A. Allocation of Profits and Losses for Financial Accounting Purposes. APC Inc. and SSHC agree to commence, promptly following the execution and delivery of this Agreement, good faith negotiations for the purpose of amending the Partnership Agreement, at the earliest possible time, but not later than December 31, 1996, to provide for the basis of allocation of Profits and Losses for financial accounting purposes in accordance with the respective Percentage Interests of the Partners. For tax purposes, SSHC and APC Inc. agree to continue to allocate Profits and Losses as provided in Section 3 of the Partnership Agreement, as amended by this letter agreement.

                  18.      Representations and Warranties of the Parties.
Each of the parties hereby represents and warrants to the others that as of the date hereof:

(a) Authorization of Agreement. Such party has the corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or partnership action. Assuming the due execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

(b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation by such party of the transactions contemplated hereby:

                                    (i) will conflict with, violate or result in
                           a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, or determination of award of any court, any other Governmental Authority, or any arbitrator, applicable to such party,

                                    (ii) will conflict with, violate,  result in
                           a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws or partnership agreement of such party or of any material agreement or instrument to which such party is a party or by which such party is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived),

                                    (iii) will conflict with, violate, result in
                           a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such party is a party or by which such party is or may be bound, or

                                    (iv)    will result in the creation or
                           imposition of any Lien upon any of the properties or assets of such party,

in each case which could reasonably be expected to materially impair such party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such party.

(c) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any Governmental Authority that is required to be obtained by such party in connection with the valid execution, delivery, acceptance and performance by such party under this Agreement or the consummation by such party of any transaction contemplated hereby has been completed, made or obtained.

                  19. Confirmation of Agreements. Subject to such modifications and amendments as are expressly set forth herein, the parties hereto hereby confirm each and every one of the terms and provisions of the Partnership Agreement, the Put/Call Agreement, the Affiliation Agreement, and the Letter Agreement.

                  If the foregoing correctly states our agreement with respect to the matters herein set forth, please so indicate by signing in the space indicated below, whereupon the contents hereof will become a binding agreement between the parties hereto.

                                      Very truly yours,

                                      WIRELESSCO, L.P.


                                       By:      /s/ Bernard A. Bianchino
                                       Name:  Bernard A. Bianchino
                                       Title:  Chief Business Development
                                               Officer


                                       SPRINT SPECTRUM L.P.


                                       By:      /s/ Bernard A. Bianchino
                                       Name:  Bernard A. Bianchino
                                       Title:  Chief Business Development
                                               Officer


                                       SPRINT SPECTRUM HOLDING
                                       COMPANY, L.P.


                                       By:      /s/ Bernard A. Bianchino
                                       Name:  Bernard A. Bianchino
                                       Title:  Chief Business Development
                                               Officer



Agreed and accepted as of the date first set forth above:

AMERICAN PERSONAL COMMUNICATIONS, INC.


By:      /s/ Wayne N. Schelle
         Wayne N. Schelle
         Chairman of the Board

AMERICAN PCS, L.P.

By:      American Personal Communications, Inc.
         Managing Partner


By:      /s/ Wayne N. Schelle
         Wayne N. Schelle
         Chairman of the Board

                               CONSENT

                  MinorCo, L.P., a Delaware limited partnership, as a limited partner of WirelessCo and of SSLP, consents as of the date first written above to the distribution of the Partnership Interest and assignment of the Letter Agreement as described in Section 1 of this Agreement.

                                       MINORCO, L.P.



                                       By:   /s/ Bernard A. Bianchino
                                       Name:  Bernard A. Bianchino
                                       Title:  Chief Business Development
                                               Officer









                                                     - 2 -